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                          UNITED STATES

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) September 30,
1994


                           ECHLIN INC.
- -----------------------------------------------------------------

    (Exact name of registrant as specified in its charter)


     CONNECTICUT                  1-4651          06-0330448
- -----------------------------   -----------   -------------------
 (State or other jurisdiction   (Commission   (I.R.S. Employer
       of incorporation)        File Number)  Identification No.)


100 Double Beach Road
Branford, Connecticut                            06405
- ----------------------------------------      ----------
(Address of principal executive offices)      (Zip code)


Registrant's telephone number, including area code:  203-481-5751
                                                     ------------



                             None
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  (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS


     On September 30, 1994 the company completed a transaction in which it acquired all of the outstanding capital stock of Theodore Bargman Co., a manufacturer and distributor of locks, fixtures and lighting products for the recreational vehicle industry. The transaction in which 231,809 shares of the company's common stock were issued or became issuable, subject to post closing adjustment, will be accounted for as a pooling of interests. As the impact on the company is minor, prior year results will not be restated.

     Under the terms of the Stock Acquisition Agreement dated as of September 30, 1994, the company was required to issue financial results combining Theodore Bargman Co. with the company for the first full month of operations ending after the closing date. In accordance with the agreement, the following are the unaudited consolidated financial results of the combined operations for the month ended October 31, 1994:

               Sales               $201,578,000
               Net income          $ 10,323,000
               Earnings per share            $0.17


     All normal recurring adjustments considered necessary for a fair presentation have been included in the above results.
     These results are not necessarily indicative of the results which can be expected for the fiscal year ending August 31, 1995.



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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ECHLIN INC.


Date:  November 16, 1994           By:  /s/ Jon P. Leckerling
                                        Jon P. Leckerling
                                        Vice President and
                                        Secretary



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